EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84904) of Kyocera Corporation and Form S-8 (No. 333-00890) of AVX Corporation, of our report dated April 7, 2006 with respect to the financial statements of AVX Nonqualified Supplemental Retirement Plan and the related supplemental schedule as of December 31, 2005, which appears in the December 31, 2005 annual report on Form 11-K of AVX Nonqualified Supplemental Retirement Plan.

/s/Grant Thornton, LLP
Columbia, SC
April 13, 2006